Exhibit 10

MATRIA HEALTHCARE, INC.

INCENTIVE STOCK OPTION
COMMON STOCK
($.01 Par Value)

STOCK OPTION PLAN	MATRIA HEALTHCARE, INC. 2004 STOCK INCENTIVE PLAN

OPTION FOR THE PURCHASE OF:	x,xxx SHARES

EXERCISE PRICE PER SHARE:	xx dollars and xx/100 ($xx.xx)

DATE OF GRANT:	(Grant Date)

THIS OPTION AGREEMENT, made and entered into this xxth day of xxx 2004, by and between MATRIA HEALTHCARE, INC., a Delaware corporation (the "Company"), and ________________________, (the "Participant");

W I T N E S S E T H:

WHEREAS, the MATRIA HEALTHCARE, INC. 2004 Stock Incentive Plan (the "Plan") has been adopted by the Company for the purpose of awarding Options to key employees of or consultants to the Company or its subsidiaries or affiliated entities (collectively "Affiliates"); and

WHEREAS, Section 2 of the Plan authorizes the Stock Option Committee of the Board of Directors of the Company (the "Committee") to cause the Company to enter into a written agreement with the Participant setting forth the form and the amount of any award and any conditions and restrictions of the award imposed by the Plan and the Committee; and

WHEREAS, the Committee desires to make an award to the Participant consisting of an Incentive Stock Option;

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Participant hereby agree as follows:

1.    General Definitions. Any capitalized terms herein shall have the meaning set forth in the Plan, and, in addition, for purposes of this Option Agreement, each of the following terms, when used herein, shall have the meaning set forth below:

(a)    The "Code" shall mean the Internal Revenue Code of 1986, as amended.

(b)    The "Common Stock" shall mean the common stock of the Company, par value $.01 per share.

(c)	The "Company" shall mean Matria Healthcare, Inc.

(d)    The "Exercise Date" shall mean the first anniversary of the Date of Grant. At any time during the period of this Option commencing with the first anniversary of the Date of Grant, the Participant may purchase up to 20% of the shares covered by this Option. The Participant may purchase an additional 20% of the shares covered by this Option on the second, third, fourth and fifth anniversary of the Date of Grant so that this Option will be fully vested on the fifth anniversary of the Date of Grant.

(e)    The "Expiration Date" shall mean the date on which this Option expires pursuant to the provisions of paragraph 4 hereof.

(f)    "Fair Market Value" shall be the closing selling price at which the Common Stock is sold in the regular way on the NASDAQ National Market or on any similar securities exchange on the relevant measurement date or, in the absence of any reported sales on such day, the first preceding day on which there were such sales, provided, however, that if the Common Stock is not listed on an exchange or national market system, fair market value shall be determined by the Committee.

(g)    "Good Cause," with respect to any dismissal of Participant from his or her employment or consulting relationship with the Company or any of its Affiliates, shall mean the dismissal of the Participant from such employment by the Company or any of its Affiliates by reason of (i) the Participant's being convicted of, or pleading guilty or confessing to, any felony or any act of fraud, misappropriation or embezzlement, (ii) the Participant's improperly releasing or misappropriating trade secrets or other tangible or intangible property of the Company or any of its Affiliates or engaging in a dishonest act to the damage or prejudice of the Company or any of its Affiliates or in willful or grossly negligent conduct or activities materially damaging to the property, business or reputation of the Company or any of its Affiliates, or (iii) the Participant's failing, without reasonable cause or the express approval of the Company, to devote his or her full business time and efforts to the Company or any of its Affiliates.

(h)    This "Option" shall mean the option evidenced by this Option Agreement, which is intended to be an "incentive stock option" within the meaning of Code Section 422. If for any reason, all or any portion of this Option does not qualify as an incentive stock option, that portion shall be deemed to be a nonqualified stock option.

(i)    The "Option Price" shall mean the purchase price of each share of Common Stock that may be purchased by the Participant upon the exercise of this Option, in whole or in part. The Option Price is set forth under "Exercise Price Per Share" on page 1 of this Option Agreement as adjusted from time to time in accordance with the provisions hereof.

2.    Grant of Option. Upon the terms and subject to the conditions and limitations hereinafter set forth, the Participant shall have the right, at any time after the Exercise Date and on or before the Expiration Date, to purchase the number of shares of Common Stock set forth on page 1 of this Option Agreement and vested under Paragraphs 1(d) or 7, such number of shares and the Option Price being subject to adjustment in accordance with the provisions set forth below and in accordance with the terms of the Plan notwithstanding anything to the contrary herein.

3. Manner of Exercise. Subject to the terms, conditions, and limitations set forth herein, this Option may be exercised in whole or in part at any time or from time to time after the Exercise Date and on or before the Expiration Date as to any part of the number of whole shares of Common Stock then vested under Paragraph 1(d) or 7 and available under this Option. Such exercise shall be effective only if the Participant duly executes and delivers to the Company, at the principal executive office of the Company or at such other address as the Company may designate by notice in writing to the Participant, an option exercise form substantially the same as that attached hereto as Exhibit A, indicating the number of shares of Common Stock to be purchased and accompanied by payment of the Option Price and any withholding amounts described below. Payment of the Option Price and any such withholding amounts may be made in cash or by the Participant's personal check, a certified check, a bank draft, or a postal or express money order payable to the order of the Company in lawful money of the United States; provided, however, that the Committee, in its sole discretion, may permit the Participant to pay the Option Price and any such withholding amounts in whole or in part (i) with shares of Common Stock owned by the Participant (provided that any shares of stock tendered for payment shall have been owned for a period of at least six (6) months, or such other period as in the opinion of the Committee shall be sufficient to avoid an accounting compensation charge with respect to the shares used to pay the Option Price); (ii) by delivery on a form prescribed by the Committee of an irrevocable direction to a securities broker approved by the Committee to sell shares of Common Stock and deliver all or a portion of the proceeds to the Company in payment of the Option Price; (iii) by delivery of the Participant's promissory note with such recourse, interest, security, and redemption provisions as the Committee in its sole discretion deems appropriate; or (iv) in any combination of the foregoing. Any share of Common Stock used to exercise this Option shall be valued at its Fair Market Value on the date of the exercise of this Option.

Upon any effective exercise of this Option, the Company shall become obligated to issue a certificate or certificates to the Participant representing the number of shares of Common Stock so purchased. Notwithstanding the foregoing, no shares of Common Stock will be issued unless the Participant (or his representative as the case may be) shall pay to the Company such amount as the Company may advise it is required under applicable federal, state or local law to withhold and pay over to governmental taxing authorities by reason of the purchase of such shares of Common Stock pursuant to this Option. No fractional shares will be issued.

4.    Expiration of Option. This Option shall expire, shall become null and void, and shall be of no further force and effect upon the earlier to occur of the following events:

(a)    Three months after the date of the Participant's resignation or other voluntary termination of his or her consulting relationship or employment with the Company or any of its Affiliates (other than by reason of his or her death or "disability" within the meaning of Section 22(e)(3) of the Code) without remaining a consultant to the Company, but during such three month period the Option shall be exercisable only to the extent that it was exercisable as of the date of resignation or termination;

(b)    The dismissal of the Participant from his or her consulting relationship or employment with the Company or any Affiliate for Good Cause at any time;

(c)    Three months after the date on which the Company or any Affiliate terminates the Participant's consulting relationship or employment for any reason other than Good Cause without retaining Participant as a consultant to the Company, but during such three month period the Option shall be exercisable only to the extent that it was exercisable as of the date of termination;

(d)    One year after the date on which Participant's employment or consulting relationship with the Company or any Affiliate is terminated by reason of the Participant's death or "disability" within the meaning of Section 22(e)(3) of the Code, but during such one year period the Option shall be exercisable only to the extent that it was exercisable as of the date of death or disability;

(e)    The effective date of a Corporate Transaction described in Section 1(e)(i) or (ii) of the Plan unless this Option is assumed by a successor corporation in a Corporate Transaction described in Section 1(e)(i); or

(f)    Ten years from the Date of Grant.

5.    Holder's Exercise Subject to Compliance with Securities Laws. Notwithstanding the exercise of this Option, in whole or in part, in accordance with all other provisions of this Option, the Company shall have no obligation to honor such exercise and to issue Common Stock pursuant thereto unless and until the shares of Common Stock to be purchased pursuant to such exercise shall have been registered under the Securities Act of 1933, as amended (the "1933 Act"), and under all applicable state securities laws, or unless the Company shall have received an opinion of counsel satisfactory to the Company to the effect that such registration is not required. If the foregoing conditions shall not have been met within 60 days after exercise, the Company may elect to treat any such exercise as null and void, the Company shall return any cash and certificate(s) for shares of Common Stock (duly endorsed in blank or accompanied by duly executed stock power(s)) delivered in payment for shares of Common Stock upon such exercise. No such voided exercise shall prejudice the Participant's right to exercise this Option, in whole or in part, at any other time.

6.    Adjustment of Option Price and Number of Shares That May be Purchased Hereunder. The Option Price and the number of shares of Common Stock that may be purchased hereunder shall be subject to adjustment from time to time by the Committee in accordance with the terms of the Plan in the event of certain changes in the Common Stock or certain corporate transactions affecting the number or value of the shares of Common Stock.

7.    Change in Control, Corporate Transactions, and Subsidiary Dispositions. In the event of a Corporate Transaction, Subsidiary Disposition or Change in Control, as defined in the Plan, this Option shall become immediately exercisable without regard to Paragraph 1(d) hereof; provided, however, that except in the event of a Corporate Transaction described in Section 13(b)(iii) of the Plan or a Corporate Transaction that also constitutes a Change in Control, in the event of a Corporate Transaction as to which the Committee determines that (i) the Option will be assumed by a successor or replaced with a comparable option or (ii) the Option is replaced with a cash incentive program that preserves the spread of the Option and provides for subsequent payment in accordance with the applicable vesting schedule, then this Option shall only be accelerated to the extent that the Committee determines the Option should be accelerated. Whenever possible, the Committee shall notify the Participant at least 10 days prior to the Change in Control, Corporate Transaction or Subsidiary Disposition, and the Option shall become immediately exercisable on the date of such notice. In addition, in the event of a Change in Control or a Corporate Transaction described in Section 13(b)(iii) of the Plan or in the event this Option is assumed in a Corporate Transaction described in Section 13(b)(i) of the Plan, this Option shall be exercisable for the remainder of its term without regard to Paragraph 4 hereof. Notwithstanding the foregoing, this Option will not be treated as an incentive stock option if it is exercised more than three months after the Participant's termination of employment or one year following his or her termination of employment because of disability.

8.    Notice of Adjustments. Upon the occurrence of any adjustment of the Option Price, or any increase or decrease in the number of shares of Common Stock that may be purchased upon the exercise of this Option, then, and in each such case, the Company, within 30 days thereafter, or as soon as practicable, shall give written notice thereof to the Participant at the address of the Participant as shown on the books of the Company, which notice shall state the Option Price as adjusted and the increased or decreased number of shares that may be purchased upon the exercise of this Option, setting forth in reasonable detail the method of calculation of each.

9.    Charges, Taxes and Expenses. The issuance of certificates for shares of Common Stock upon any exercise of this Option shall be made without charge to the Participant for any transfer tax or other such expense imposed or incurred with respect to the issuance of such certificates, all of which taxes and expenses shall be paid by the Company.

10.    Certain Obligations of the Company. The Company shall not, by amendment of its Articles of Incorporation or through reorganization, consolidation, merger, dissolution or sale of assets or by any other voluntary act or deed avoid or seek to avoid the performance or observance of any of the covenants, stipulations or conditions contained herein to be performed or observed by the Company, but will at all times in good faith assist, insofar as it is able, in the carrying out of all provisions of this Option and in the taking of all other actions that may be necessary to protect the rights of the Participant against dilution. Without limiting the generality of the foregoing, the Company agrees that it will not establish or increase the par value of the shares of any Common Stock that are at the time issuable upon exercise of this Option above the then prevailing Option Price hereunder and that before taking any action that would cause an adjustment reducing the Option Price hereunder below the then par value, if any, of the shares of any Common Stock that may be purchased upon the exercise of this Option, the Company will take any corporate action that, in the opinion of its counsel, may be necessary so that the Company may validly and legally issue fully-paid and nonassessable shares of such Common Stock at the Option Price as so adjusted.

11.    Assignment. This Option may not be transferred or assigned by the Participant otherwise than by will or by the laws of descent and distribution and, during the lifetime of the Participant, may be exercised, in whole or in part, only by the Participant; provided, however, subject to paragraph 4(d) hereof, in the event of the Participant's death or disability, this Option may be exercised by his or her personal representative, heirs or legatees.

12.    No Right to Continued Employment. This Option does not confer upon the Participant the right to continued employment with the Company or any Affiliate, nor shall it interfere with the right of the Company or an Affiliate to terminate his or her employment at any time.

13. Disqualifying Disposition. If the Participant disposes of any shares of Common Stock acquired pursuant to exercise of this Option prior to the later of two years after the Date of Grant of this Option or one year after the transfer of any share to the Participant pursuant to the exercise of this Option, such disposition shall be treated as a disqualifying disposition under Code Section 421(b) and not a disposition of a share acquired pursuant to the exercise of an incentive stock option. The Participant shall notify the Company in writing in the event that, prior to the later of two years after the date of grant of this Option or one year after the transfer of any share to the Participant pursuant to the exercise of this Option, the Participant shall dispose of such share. Such notice shall state the date of disposition, the nature of the disposition and the price, if any, received for the share.

14.    Miscellaneous.

(a)    The Company covenants that it will at all times reserve and keep available, solely for the purpose of issue upon the exercise of this Option, a sufficient number of shares of Common Stock to permit the exercise of this Option in full.

(b)    The terms of this Option shall be binding upon and shall inure to the benefit of any successors or assigns of the Company and of the Participant.

(c)    The Participant shall not be entitled to vote or to receive dividends with respect to any Common Stock that may be, but has not been, purchased under this Option and shall not be deemed to be a shareholder of the Company with respect to any such Common Stock for any purpose.

(d)    This Option has been issued pursuant to the Plan and shall be subject to, and governed by, the terms and provisions thereof. The Participant hereby agrees to be bound by all the terms and provisions of the Plan. In the event of any conflict between the terms of the Plan and this Option Agreement, the provisions of the Plan shall govern.

(e)    This Option Agreement shall be governed by the laws of the State of Delaware.

IN WITNESS WHEREOF, the Company and the Participant have executed this Option Agreement as of the day and year first above written.

ATTEST:	MATRIA HEALTHCARE, INC.
/s/	/s/

Name Title Secretary	Name Title Chairman of the Board and CEO More Title

/s/

Name Title Participant